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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the references to our firm under the captions "Experts", "Summary Historical Financial and Operating Data" and "Selected Historical Financial Data" and to the use of our report dated March 4, 2011, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-170734) and related Prospectus of SquareTwo Financial Corporation for the offer to exchange all its outstanding 11.625% Senior Secured Lien Notes due 2017.

/s/ ERNST & YOUNG LLP

Denver, Colorado
March 4, 2011

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Consent of Independent Registered Public Accounting Firm